UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2010
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COMMUNITY BANKERS TRUST CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32590 (Commission File Number)	20-2652949 (IRS Employer Identification No.)

4235 Innslake Drive, Suite 200 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 934-9999

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2010, George M. Longest, Jr., President and Chief Executive Officer of Community Bankers Trust Corporation (the “Company”) and Essex Bank, the Company’s wholly owned subsidiary (the “Bank”), stepped down from those positions.  Mr. Longest will assume new responsibilities at a non-executive level within the Bank.  Mr. Longest continues to serve as a director of the Company.

Pending a search to identify and hire a new chief executive officer for the Company, on September 8, 2010, the Company assigned the duties of the President and Chief Executive Officer of the Company and the Bank to Rex L. Smith, III.  Mr. Smith, 52, has served as Executive Vice President and Chief Banking Officer of the Bank since May 1, 2010, and he served as the Bank’s Executive Vice President and Chief Administrative Officer from April 2009 to April 2010.  From 2007 to 2009, he was the Central Virginia President for Gateway Bank and Trust and, from 2000 to 2007, he was President and Chief Executive Officer of The Bank of Richmond.

On September 9, 2010, the Company announced that it is implementing an expense reduction initiative that includes the elimination of certain management-level positions and the planned centralization of remaining support services from the Maryland and Georgia operations to the Company’s Virginia headquarters.  This initiative includes the elimination, effective October 1, 2010, of the positions held by M. Andrew McLean, the Bank’s Executive Vice President and Corporate Development Officer, and Patrick J. Tewell, the Bank’s Operational Risk Management Officer, each of whom are “named executive officers” in the Company’s Proxy Statement for its 2010 Annual Meeting of Stockholders.  Neither individual will remain with the Bank after October 1, 2010.

The Company has not entered into or amended any existing agreement with any of the individuals identified above in connection with the changes.  As previously disclosed, the employment agreement with each of Messrs. Longest, McLean and Tewell provides for payments to him in certain change-in-employment situations, but any such payments are currently restricted under TARP rules relating to executive compensation.

The Company issued a press release reporting the management change and initiative described above on September 9, 2010.  The press release is being filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued September 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANKERS TRUST CORPORATION
(Registrant)

Date: September 14, 2010	By:	/s/ John M. Oakey, III
John M. Oakey, III
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued September 9, 2010